SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         -------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 6, 1995


                                 AUTOINFO, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                       0-14786               13-2867481
(State or other jurisdiction          (Commission           (IRS Employer
     of incorporation)                File Number)        Identification No.)


                   1600 ROUTE 208, FAIR LAWN, NEW JERSEY 07410
               (Address of principal executive office) (Zip Code)

                                 (201) 703-0500
               Registrant's telephone number, including area code:




                                      N/A
          (Former name or former address, if changed since last report)

The Registrant hereby amends its report on Form 8-K to include the following financial statements

Item 7: Financial Statements, Pro Forma Financial Information

     (a)  Audited Financial Statements of Falk Finance Company, Inc.

          1.   Independent Auditors' Report

          2.   Balance Sheets as of December 31, 1993 and 1994

          3. Statements of Income (Loss) and Retained Earnings (Deficit) for the period from October 19, 1992 (inception) to December 31, 1992 and for the Years Ended December 31, 1993 and 1994

          4. Statements of Changes in members' Capital and Shareholders Equity for the period from October 19, 1992 (inception) to December 31, 1992 and for the Years Ended December 31, 1993 and 1994

          5. Statements of Cash Flows for the period from October 19, 1992 (inception) to December 31, 1992 and for the Years Ended December 31, 1993 and 1994

          6.   Notes to Financial Statements

     (b)  Unaudited Financial Statements of Falk Finance Company, Inc.

          1.   Balance Sheet as of November 30, 1995

          2. Statement of Loss and Retained Earnings (Deficit) for the Eleven Month Period ended November 30, 1995

          3. Statement of Cash Flows for the Eleven Month Period ended November 30, 1995

     (c)  Unaudited Pro Forma Financial Information

          1. Condensed Pro Forma Consolidated Balance Sheets of AutoInfo, Inc. as of November 30, 1995

          2. Condensed Pro Forma Consolidated Statement of Operations for the Year Ended May 31, 1995

          3. Condensed Pro Forma Consolidated Statement of Operations for the Six Month Period Ended November 30, 1995

          4.   Notes to Condensed Pro Forma Consolidated Financial Statements

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                              Financial Statements

                For the Period from October 19, 1992 (inception)
                  to December 31, 1992 and for the Years ended
                           December 31, 1993 and 1994

                   (With Independent Auditors' Report Thereon)

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----


Independent Auditors' Report                                                 1

Balance Sheets as of December 31, 1993 and 1994                              2

Statements of Income (Loss) and Retained Earnings (Deficit)
  for the period from October 19, 1992 (inception) to
  December 31, 1992 and for the Years Ended
  December 31, 1993 and 1994                                                 3

Statements of Changes in Members' Capital and Shareholders' Equity
  for the period from October 19, 1992 (inception) to December 31,
  1992 and for the Years ended December 31, 1993 and 1994                    4

Statements of Cash Flows for the period from October 19, 1992
  (inception) to December 31, 1992 and for the Years Ended
  December 31, 1993 and 1994                                                 5

Notes to Financial Statements                                                7

KPMG Peat Marwick LLP
     2100 Dominion Tower
     999 Waterside Drive
     Norfolk, VA 23510


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Falk Finance Company, Inc.:

We have audited the accompanying balance sheets of Falk Finance Company, Inc. (formerly known as Falk Finance Company, L.C.) as of December 31, 1993 and 1994 and the related statements of income (loss) and retained earnings (deficit), statements of changes in members' capital and shareholders' equity and cash flows for the period from October 19, 1992 (inception) to December 31, 1992 and for the years ended December 31, 1993 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falk Finance Company, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the period from October 19, 1992 (inception) to December 31, 1992 and for the years ended December 31, 1993 and 1994, in conformity with generally accepted accounting principles.


                                            /s/ KPMG Peat Marwick LLP

November 30, 1995

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                                 Balance Sheets

                           December 31, 1993 and 1994

                            Assets                               1993             1994
                                                                 ----             ----
Cash                                                         $ 1,225,862       2,034,404
Finance receivables, net (notes 2 and 5)                      16,267,772      21,633,842
Other receivables including receivables from
    related parties (notes 3 and 9)                            1,074,622       2,508,478
Prepaid income taxes                                                --           159,692
Repossessed assets                                                  --           820,753
Property and equipment, net (note 4)                             236,778         466,937
Organization and debt issuance costs (at cost,
    less accumulated amortization of $12,815
    and $40,823, respectively)                                    69,409         323,642
Deferred income taxes (note 8)                                    10,000         390,000
Other assets                                                      11,381          17,802
                                                             -----------      ----------
              Total assets                                   $18,895,824      28,355,550
                                                             ===========      ==========

               Liabilities and Shareholders' Equity

Notes payable (note 5)                                        13,904,269      19,613,025
Accounts payable and accrued liabilities (note 9)                 82,156         483,751
Income taxes payable (note 8)                                    289,614            --
Convertible subordinated debt (note 6)                              --         4,900,000
                                                             -----------      ----------
              Total liabilities                               14,276,039      24,996,776
                                                             -----------      ----------
Shareholders' equity:
    Common stock, class A nonvoting, no par value,
       20,000,000 shares authorized, 3,200,000
       shares outstanding (note 7)                             3,788,023       3,788,023
    Common stock, class B voting, no par value,
       1,000,000 shares authorized, 500,000 shares
       outstanding (note 7)                                      357,894         357,894
    Retained earnings (deficit)                                  473,868        (787,143)
                                                             -----------      ----------
              Total shareholders' equity                       4,619,785       3,358,774

Commitments, contingencies and subsequent
    events (notes 10 and 11)
                                                             -----------      ----------
              Total liabilities and shareholders' equity     $18,895,824      28,355,550
                                                             ===========      ==========

See accompanying notes to financial statements.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

           Statements of Income (Loss) and Retained Earnings (Deficit)

      For the Period from October 19, 1992 (inception) to December 31, 1992 and for the Years Ended December 31, 1993 and 1994

                                                   1992            1993           1994
                                                   ----            ----           ----
Interest income:
    Interest and fee income                     $  183,305      4,102,182      6,288,891
    Interest expense                                10,074        708,634      2,026,265
                                                ----------      ---------      ---------
          Interest income before provision
              for credit losses                    173,231      3,393,548      4,262,626

Provision for credit losses (note 2)                15,075        773,377      2,632,227
                                                ----------      ---------      ---------
          Net interest income                      158,156      2,620,171      1,630,399
                                                ----------      ---------      ---------
Insurance commissions and other income, net           --           47,971         26,385
                                                ----------      ---------      ---------
Other expenses:
    Salaries and fringe benefits (note 9)           62,939        700,149      1,424,225
    Advisory fees (note 9)                          25,106        467,992        647,161
    General and administrative (note 9)             29,961        426,970        794,841
    Depreciation and amortization                    1,533         40,351         86,842
                                                ----------      ---------      ---------
          Total other expenses                     119,539      1,635,462      2,953,069
                                                ----------      ---------      ---------
          Income (loss) before income taxes         38,617      1,032,680     (1,296,285)

Income tax expense (benefit) (note 8)                 --          279,614       (279,474)
                                                ----------      ---------      ---------
          Net income (loss)                         38,617        753,066     (1,016,811)

Retained earnings, beginning of year                  --           15,447        473,868

Distributions declared to members                   23,170           --             --

Dividends declared to shareholders                    --          294,645        244,200
                                                ----------      ---------      ---------
Retained earnings (deficit), end of year        $   15,447        473,868       (787,143)
                                                ==========      =========      =========
Per share information:
    Weighted average number of common
       shares outstanding                       $3,000,000      3,274,000      3,700,000
                                                ==========      =========      =========
    Earnings (loss) per share                   $      .01            .23           (.27)
                                                ==========      =========      =========
Pro forma income data:
    Income before income taxes                      38,617      1,032,680
    Pro forma provision for income
       taxes (unaudited) (note 8)                   14,659        392,005
                                                ----------      ---------
          Pro forma net income (unaudited)      $   23,958        640,675
                                                ==========      =========

See accompanying notes to financial statements.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

       Statements of Changes in Members' Capital and Shareholders' Equity

                For the Period from October 19, 1992 (inception) to December 31, 1992 and for the Years Ended December 31, 1993 and 1994

                                                                           Common         Common
                                                       Contributed          Stock          Stock        Retained
                                                         Capital           Class A        Class B       Earnings           Total
                                                       -----------       ----------       -------      ----------       ----------
Balance at October 19, 1992                            $      --               --            --              --               --

Capital contribution from members                        1,789,474             --            --              --          1,789,474

Net income                                                    --               --            --            38,617           38,617

Dividends declared to members                                 --               --            --           (23,170)         (23,170)
                                                       -----------       ----------       -------      ----------       ----------
Balance at December 31, 1992                             1,789,474             --            --            15,447        1,804,921

Exchange of members' capital to common stock            (1,789,474)       1,431,580       357,894            --               --

Common stock issued in a private stock offering, net          --          3,448,443          --              --          3,448,443

Common stock redeemed                                         --         (1,092,000)         --              --         (1,092,000)

Net income                                                    --               --            --           753,066          753,066

Dividends declared to shareholders                            --               --            --          (294,645)        (294,645)
                                                       -----------       ----------       -------      ----------       ----------
Balance at December 31, 1993                                  --          3,788,023       357,894         473,868        4,619,785

Net loss                                                      --               --            --        (1,016,811)      (1,016,811)

Dividends declared to shareholders                            --               --            --          (244,200)        (244,200)
                                                       -----------       ----------       -------      ----------       ----------
Balance at December 31, 1994                           $      --          3,788,023       357,894        (787,143)       3,358,774
                                                       ===========       ==========       =======      ==========       ==========

See accompanying notes to financial statements.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                            Statements of Cash Flows

                For the Period from October 19, 1992 (inception) to December 31, 1992 and for the Years Ended December 31, 1993 and 1994

                                                                                    1992              1993              1994
                                                                                    ----              ----              ----
Cash flows from operating activities:
  Net income (loss)                                                             $    38,617             753,066          (1,016,811)
                                                                                -----------         -----------         -----------
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                                                   1,533              40,351              86,842
      Provision for credit losses                                                    15,075             773,377           2,632,227
      Changes in assets and liabilities relating to
        operating activities:
          Other receivables                                                            --              (931,333)         (1,433,856)
          Repossessed assets                                                           --                  --              (820,753)
          Prepaid income taxes                                                         --                  --              (159,692)
          Other assets                                                              (33,500)            (60,106)           (288,661)
          Deferred income taxes                                                        --               (10,000)           (380,000)
          Accounts payable and accrued liabilities                                   57,149              25,006             401,595
          Income taxes payable                                                         --               289,614            (289,614)
                                                                                -----------         -----------         -----------
              Total adjustments                                                      40,257             126,909            (251,912)
                                                                                -----------         -----------         -----------
              Net cash  provided  by  (used  in) operating
                activities                                                           78,874             879,975          (1,268,723)
                                                                                -----------         -----------         -----------
Cash flows from investing activities:
  Finance receivables acquired                                                   (1,393,157)        (18,223,848)        (21,055,884)
  Principal collected on finance receivables                                           --             3,536,165           8,552,499
  Proceeds for repurchased finance receivables and
    sale of repossessed vehicles                                                       --             2,388,431           4,496,299
  Purchases of property and equipment                                                  --              (264,297)           (300,555)
                                                                                -----------         -----------         -----------
              Net cash used in investing activities                              (1,393,157)        (12,563,549)         (8,307,641)
                                                                                -----------         -----------         -----------
Cash flows from financing activities:
  Net proceeds from revolving loans                                               1,013,286          10,742,331           5,708,756
  Issuance of convertible subordinated debt                                            --                  --             4,900,000
  Capital contributed in cash by members                                            429,474                --                  --
  Net proceeds from private stock offering                                             --             3,448,443                --
  Payment for redemption of common stock                                               --            (1,092,000)               --
  Dividends and distributions paid to members                                       (20,069)           (297,746)           (223,850)
                                                                                -----------         -----------         -----------
              Net cash provided by financing
                activities                                                        1,422,691          12,801,028          10,384,906
                                                                                -----------         -----------         -----------
Net increase in cash                                                                108,408           1,117,454             808,542
Cash at beginning of period                                                            --               108,408           1,225,862
                                                                                -----------         -----------         -----------
Cash at end of period                                                           $   108,408           1,225,862           2,034,404
                                                                                ===========         ===========         ===========
Supplemental disclosure of cash flow information --
    Cash paid during the period for interest                                    $    10,074             708,634           1,854,077
                                                                                ===========         ===========         ===========
    Cash paid during the period for income taxes                                $      --                  --               549,832
                                                                                ===========         ===========         ===========

                                                                     (Continued)

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                       Statements of Cash Flows, Continued


Supplemental disclosures of noncash investing and financing activities:

    During the period ended December 31, 1992, certain members contributed to capital finance receivables with a net value of $1,360,000.

    During the year ended December 31, 1993, the Company acquired certain finance receivables from Charlie Falk's Auto Wholesale, Incorporated
       (CFAW) at a net value of $2,148,652 in exchange for the assumption of a revolving loan of $2,102,335. The balance of $46,317 was paid to CFAW in cash.

    During the year ended December 31, 1993, Falk Finance Company, L.C. merged into Falk Finance Company, Inc. and $1,789,474 of members' contributed capital was exchanged for $1,431,580 of Class A common stock and $357,894 of Class B common stock.

See accompanying notes to financial statements.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

(1)   Description of Business and Summary of Significant Accounting Policies

      (a)  Description of Business

           Falk Finance Company, Inc. was formed on March 31, 1993 as the result of a merger of Falk Finance Company, L.C. with and into Falk
              Finance, Inc., collectively referred to as the Company. The Company is a special financial services company that primarily purchases from Charlie Falk's Auto Wholesale, Incorporated (CFAW) on a nonrecourse basis retail installment contracts (installment contracts) secured by automobiles and other vehicles along with unsecured down payment loans (down payment loans) and tax, title and tag loans (TTT loans). Installment contracts, down payment loans and TTT loans are collectively referred to as finance receivables. CFAW buys used passenger cars and light trucks (collectively, "cars") and sells them to purchasers predominately located in the Hampton Roads area of Virginia who have limited access to traditional sources of consumer credit. Because of the Company's dependence upon purchasers located in Hampton Roads, a decline in regional economic conditions could result in fewer contracts available for purchase by the Company and affect consumers' ability to honor contracts. Operations of the Company effectively commenced on October 19, 1992.

      (b)  Income Recognition

           Interest income from finance receivables is recognized for financial reporting purposes using the interest method. Interest continues to accrue until a loan is charged off.

           Commissions received on the sale of credit life insurance and warranty policies which are underwritten by third parties, are taken into income on the straight-line method over the estimated term of the related policies.

           Late charges are recorded as income when collected.

      (c)  Organization and Debt Issuance Costs

           Costs incurred in organizing the Company and in connection with the issuance of the subordinated debt are being amortized on a straight-line basis.

      (d)  Allowance for Finance Credit Losses and Acquisition Discount

           As part of the Company's agreement with CFAW, the Company has the right of first refusal to purchase installment contracts generated by CFAW at 80% of the installment contract's face value, without recourse to CFAW. This nonrefundable acquisition discount is retained by the Company and is available to absorb potential credit losses.

           The Company maintains an allowance for finance credit losses at a level which, in management's opinion, is adequate to cover losses expected to occur in the existing finance receivable portfolio over and above the amounts in the acquisition discount account. Management evaluates allowance requirements by considering the nature of finance receivables, their aging status and the value of the underlying collateral. A provision for credit losses is charged to income in an amount sufficient to maintain the allowance.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

           Effective January 1, 1994, the Company began  allocating a portion of unearned interest income to the acquisition discount account in order to reflect more accurately the credit risk and the potential for future losses. This was accounted for as a change in estimate. Whereas the acquisition discount account is the primary account against which losses in the finance receivable portfolio are charged, the Company's allowance for finance credit losses provides further coverage in the event the entire acquisition discount is insufficient to absorb such losses in their entirety.

           In March 1993, the Company also began purchasing down payment loans and TTT loans from CFAW at 80% of such loans' face value. These loans are without recourse to CFAW and the acquisition discount is retained by the Company and is available to absorb potential credit losses.

           Installment   contracts  are  charged  off  against  the  acquisition
              discount at the earlier of the date of repossession and sale of collateral or the date at which they become three months contractually delinquent. Any related down payment loan or TTT loan is also charged off after repossession unless payments are being received. Recoveries on losses previously charged to the acquisition discount are credited to the acquisition discount at the time the recovery is made.

      (e)  Repossessed Assets

           Repossessed collateral is valued at the lower of cost or market.

      (f)  Property and Equipment

           Property  and  equipment  are  carried  at  cost.   Depreciation   is
              calculated using the straight-line method over the estimated useful lives of the assets.

      (g)  Income Taxes

           Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company has accounted for income taxes in this manner since it became a C corporation on March 31, 1993.

           Prior to March 31, 1993, the Company operated as a limited  liability company and, as such, earnings of the Company were taxable to the individual members rather than to the Company. Accordingly, income taxes were not provided for in the financial statements for December 31, 1992. Distributions were paid to members in amounts sufficient to pay their individual income tax liabilities attributable to their pro rata share of the Company's taxable income. The income tax effect of the change in corporate tax status was recognized in the 1993 statement of income and retained earnings.

      (h)  Earnings Per Share Information

           Earnings (loss) per share was computed by dividing net income (loss) by the pro forma weighted average number of common shares outstanding, as if the capitalization and issuance of 3,000,000 shares that occurred on March 31, 1993 when Falk Finance Company,

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

              Inc. was formed had been consummated as of October 19, 1992 (see note 7).

(2)   Finance Receivables

      Finance receivables at December 31 consist of the following:

                                                             1993                1994
                                                             ----                ----
 Retail installment contracts                           $ 27,510,576        38,582,607
 Down payment loans - installment and short term             872,117           592,974
 Tax, title and tag loans                                    413,418            36,406
                                                        ------------        ----------
        Gross finance receivables                         28,796,111        39,211,987

 Unearned interest and fee income                         (9,016,976)       (8,888,794)
 Unearned insurance and warranty commissions                 (31,900)          (26,658)
                                                         ------------       -----------
        Finance receivables                               19,747,235        30,296,535
                                                         ------------       -----------

 Credit loss allowances:
    Acquisition discount                                  (2,691,011)       (5,242,014)
    Allowance for finance credit losses                     (788,452)       (3,420,679)
                                                         ------------       -----------
        Total credit loss allowances                      (3,479,463)       (8,662,693)
                                                         ------------       -----------
        Finance receivables, net                         $16,267,772        21,633,842
                                                         ============       ===========


      Contractual maturities of finance receivables by year are not readily available at December 31, 1993 and 1994, but experience has shown that such information is not meaningful in that receivables may be paid off or charged off prior to actual maturity.

      Principal cash collections (excluding finance charges earned) for the years ended December 31, 1993 and 1994 were as follows:

                                                    1993               1994
                                                    ----               ----
Principal cash collections                       $3,536,165          8,552,499
Percent of average principal balances                    31%                34%

      A summary of changes in acquisition discount follows:

                                                 1992           1993              1994
                                                 ----           ----              ----
Balance at beginning of year                 $      -           708,225        2,691,011
Additions applicable to new volume             711,600        4,265,593        4,385,268
Allocation of unearned interest                     -                -         4,500,126
Loans charged off, net of recoveries            (3,375)      (2,282,807)      (6,334,391)
                                            -----------     ------------    -------------
Balance at end of year                       $ 708,225        2,691,011        5,242,014
                                            ===========     =============   =============



      Effective January 1, 1994, the Company began allocating a portion of unearned interest to the acquisition discount account in order to reflect more accurately credit risk and the potential for future losses. For calendar year 1994, $1,896,608 of the $4,500,126 was

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

         charged against interest income, thereby reducing the average effective rate on the related retail installment contracts from 31% to 24%.

      A summary of changes in the allowance for finance credit losses follows:

                                             1992         1993            1994
                                             ----         ----            ----
Balance at beginning of year            $       -         15,075        788,452
Provision for credit losses                 15,075       773,377      2,632,227
                                        ----------   -----------   ------------
Balance at end of year                  $   15,075       788,452      3,420,679
                                        ==========   ===========   ============

(3)   Other Receivables

      Other receivables at December 31 consist of the following:

                                                                 1993             1994
                                                                 ----             ----
Receivable from CFAW for floor plan advances
     under a revolving credit facility                        $  614,713         429,096

Receivable from CFAW for reimbursement of repair
     costs, operating expenses and property and
     equipment purchases                                              -          753,102

Receivable from CFAW for purchase of
     repossessed vehicles                                        254,372          90,452

Receivable from CFAW for certain finance contracts
     agreed to be repurchased                                    184,432       1,073,500

Amounts due from employees, insurance claims
     and other                                                    21,105         162,328
                                                              ----------       ---------
                                                              $1,074,622       2,508,478
                                                              ==========       =========

(4)   Property and Equipment

      Property and equipment at December 31 consists of the following:



                                                           1993           1994
                                                           ----           ----
Equipment                                             $ 186,866        419,998
Leasehold improvements                                   77,432        144,855
                                                      ---------      ---------
                                                        264,298        564,853
Less accumulated depreciation and amortization           27,520         97,916
                                                      ---------      ---------
             Net property and equipment               $ 236,778        466,937
                                                      =========      =========

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

(5)   Notes Payable

      Notes payable at December 31 consist of the following:

                                                                               1993            1994
                                                                               ----            ----
Revolving loan with a savings  bank,  interest  payable  monthly at the rate of prime plus 2%, secured by motor vehicle  retail  installment contracts,  maximum  amount  of  $6,000,000,  initial  term  through
   October 2002,  automatically renewable for subsequent one-year terms
   thereafter. Paid off in 1994.                                          $  6,000,000            -

Revolving  loan with a finance  company,  interest  payable  monthly at
   LIBOR  plus  5.85%,  secured  by motor  vehicle  retail  installment contracts, maximum amount of $10,000,000,  initial term through July
   1994,   automatically   renewable  for  subsequent   one-year  terms
   thereafter, guaranteed by majority shareholder. Paid off in 1994.         7,904,269            -

Revolving  loan with a finance  company,  interest  payable  monthly at prime  plus  1.75%  secured  by  motor  vehicle  retail  installment contracts,  maximum  amount of  $42,000,000,  initial  term  through
   September 1999, guaranteed by Charles E. Falk, Sr.                            -            19,613,025
                                                                          ------------        ----------
                                                                          $ 13,904,269        19,613,025
                                                                          ============       ===========


      The  outstanding   loan  agreement  with  the  finance  company   contains
         various covenants including the maintenance of certain ratios and restrictions on dividends.

      As of December 31, 1994, the Company failed to meet certain of the financial covenants as required under its outstanding loan agreement; however, as of November 30, 1995, the lender has not demanded repayment of the loan.

(6)   Convertible Subordinated Debt

      During March 1994, the Company sold $4,900,000 of unsecured subordinated convertible notes in a private placement which was intended to qualify as a nonpublic offering under Regulation D promulgated by the SEC under the Securities Act of 1933. The subordinated notes bear interest at the rate of 12% per annum, payable monthly.

      These subordinated notes mature on May 1, 1999,  however,  the Company may
         request annual  extensions,  subject  to  noteholder  approval,   until
         May 1, 2009.

      The subordinated  notes  are  convertible   into  the  Company's  Class  A
         nonvoting common stock at the conversion price of $6.00 per share commencing on May 1, 1995 and increasing by $1.00 per share on each anniversary date thereafter until May 1, 2009.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

(7)   Members' Capital and Shareholders' Equity

      At December 31, 1992, the financial  statements reflect an initial capital contribution from members of $1,789,474. Of this amount, $429,474 was contributed in cash and $1,360,000 was contributed by CFAW on behalf of certain members in the form of finance receivables consisting of down payment loans (installment and short-term noninterest bearing) and TTT loans with a combined principal face value of approximately $1,700,000 reduced by a 20% discount of $340,000. Through December 31, 1992 and until February 28, 1993, CFAW effectively received all principal payments collected on these $1,700,000 of finance receivables and, in turn, replaced paid down receivables with new down payment loans and TTT loans or cash to maintain the face value of contributed finance receivables and cash at $1,700,000. In addition, CFAW paid the Company all interest earned on these receivables until February 28, 1993.

      Effective  March 1, 1993,  the Company  took  complete  control over these contributed receivables and began receiving all payments related to these receivables directly. As of March 1, 1993, CFAW agreed to reimburse the Company for any future losses of principal (that existed as of March 1, 1993) in excess of $396,000 ($340,000 plus an additional acquisition discount of $56,000) on the $1,700,000 of loans contributed. As of December 31, 1994, no reimbursement is due from CFAW.

      On March 31, 1993,  Falk Finance  Company,  L.C.  merged into Falk Finance
         Company, Inc. On that date Falk Finance Company, Inc. had authorized 20,000,000 Class A common shares and 1,000,000 Class B common shares. In connection with the merger, each member of Falk Finance Company, L.C. received for their respective initial capital contributions, proportionate shares of 2,500,000 Class A nonvoting no par value common shares and 500,000 Class B voting no par value common shares. The remainder of the members' capital account balances were carried over as beginning retained earnings of the Company.

      On August 4, 1993, the Company issued 1,000,000 shares at $4.00 per share of its Class A nonvoting common stock in a private offering memorandum. The net proceeds to the Company of $3,448,443 were primarily used to redeem 300,000 shares of Class A Non-Voting Common Stock at $3.64 per share, for repayment of two demand notes with original principal amounts of $450,000 and $300,000 and to purchase finance receivables from CFAW.

      At December 31, 1994, the Company had warrants outstanding for the purchase of an aggregate 465,000 shares of Class A Common Stock at an exercise price of $4.00 per share. These warrants are exercisable at various times through 2004.

(8)   Income Taxes

      As discussed in note 1, the Company changed its tax status from a limited liability company to a C corporation on March 31, 1993. The resulting income tax benefit of $72,253 has been reflected in the income tax expense in the statement of income and retained earnings for the year ended December 31, 1993.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

      Components  of  income  tax  expense    (benefit)   for  the  period  from
         October 19, 1992 (inception) to December 31, 1992 and for the years ended December 31, 1993 and 1994 are as follows:

                                                         1992              1993            1994
                                                         ----              ----            ----
As Reported:
   Federal - Current                                  $    -             243,650          86,822
   Federal - Deferred                                      -              (8,234)       (320,266)
   State - Current                                         -              45,964          13,704
   State - Deferred                                        -              (1,766)        (59,734)
                                                      -----------       --------        --------

      Total income tax expense (benefit)              $    -             279,614        (279,474)
                                                      ===========       ========       =========


      The unaudited pro forma provision for income taxes presented on the income statements for the years ended December 31, 1992 and 1993 represents the estimated taxes that would have been recorded had the Company been a C corporation for the entire year for each of the years presented. The pro forma provision for income taxes for the years ended December 31, 1992 and 1993 consists of the following:


                                                1992             1993
                                                ----             ----
        Pro forma (unaudited):
           Federal                            $ 12,342          330,044
           State                                 2,317           61,961
                                               -------         --------

              Total pro forma                 $ 14,659          392,005
                                              ========         ========


       Income tax expense (benefit) differed from the amount computed by applying the U.S. Federal income tax rate of 34 percent to pretax income (loss) as a result of the following:


                                                                                  Years ended December 31
                                                                       --------------------------------------------
                                                          1992           1993            1993              1994
                                                        Pro Forma     As Reported      Pro Forma        As Reported
                                                        ---------     -----------      ---------        -----------
                                                       (unaudited)                    (unaudited)

Computed "expected" tax expense (benefit)               $  13,130        351,111         351,111          (440,736)

Increase (reduction) in income taxes resulting from:
       State income taxes, net of federal
          income tax effect                                 1,529         41,140          40,894           (29,078)
       Income tax expense attributable to
          operations from January 1, 1993
          to March 31, 1993 before change
          in corporate tax status                              -         (42,500)             -                 -
       Recognition of net deferred income tax
          asset as a result of March 31, 1993
          change in corporate tax status                       -         (72,253)             -                 -
       Change in the balance of the valuation
          allowance                                            -              -               -            177,690
       Other, net                                              -           2,116              -             12,650
                                                        ---------     ----------     -----------     -------------

                                                        $  14,659        279,614         392,005          (279,474)
                                                        =========     ==========     ===========     ==============

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

      The significant components of deferred income tax benefit are as follows:

                                                                      Years ended December 31
                                                                      -----------------------
                                                                         1993         1994
                                                                         ----         ----
Deferred tax benefit (exclusive of the effects of other
   components listed below)                                                -        (579,946)

Deferred income tax expense attributable to C corporation
   operations from April 1, 1993 to December 31, 1993                   62,253          -

Recognition of net deferred income tax assets as a result
   of March 31, 1993 change in corporate tax status                    (72,253)         -

Increase in the balance of the valuation allowance for
   deferred tax assets                                                    -          199,946
                                                                   -----------     ---------

                                                                   $   (10,000)     (380,000)
                                                                   ============    ==========


      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and 1994 are presented below:

                                                                                    1993            1994
                                                                                    ----            ----
     Deferred tax asset - finance receivable, due to acquisition
        discount and allowance for finance credit losses                       $    55,343         635,280

     Less valuation allowance                                                      (37,334)       (237,280)
                                                                               ------------     -----------
           Net deferred tax asset                                                   18,009         398,000

     Deferred tax liability - property and equipment due to
        depreciation                                                                (8,009)         (8,000)
                                                                               ------------     -----------
           Net deferred tax asset                                               $   10,000         390,000
                                                                                ===========     ===========



      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred taxes will not be realized. Based upon the availability of carrybacks of future deductible amounts to 1993 and 1994 taxable income, management believes the existing net deductible temporary differences will reverse during periods in which carrybacks are available.

(9)   Related Party Transactions and Balances

      Related party transactions and balances consist of approximately the following:

                                                                    1992              1993            1994
                                                                    ----              ----            ----

 Rent expense paid to CFAW (see description below)              $  7,500             42,500          61,500

 Salaries, fringe benefits, and general and
    administrative expenses reimbursed to CFAW                    89,000            323,000         334,000

 Advisory fees paid to related parties
    (see description below)                                       25,000            468,000         647,000


                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements


                                                                   1992              1993            1994
                                                                   ----              ----            ----

Net finance receivables purchased from CFAW                    $  1,371,000       17,600,000    19,160,000
Finance receivables contributed by CFAW                           1,360,000            -              -
Advances to and repayment from member                                66,000            -              -
Repossessed vehicles sold to CFAW                                     4,000        1,324,000     2,630,000
Net contracts repurchased by CFAW (see description below)              -           1,773,000     1,226,000
Receivables from CFAW (see description below)                           N/A          439,000     1,917,000
Property and equipment purchased from CFAW                             -             152,000       301,000
Amounts advanced and repaid under notes receivable
   from CFAW                                                           -             600,000          -
Receivables  from CFAW for floor plan advances under a
   revolving  credit  facility (see  description below)                 N/A          615,000       429,000
Organizational costs reimbursed to CFAW                                -              43,500          -
Amounts owed to CFAW included in accounts payable                       N/A           39,000       180,000


      The  Company is related to CFAW  through  common  control of Falk  Holding
        Corp., the parent company of CFAW and the majority shareholder of the Company.

      In March 1993, the Company  signed a formal lease   agreement   with  CFAW
        for office facilities. The initial term was for one year at $60,000 with automatic renewals thereafter.

      Receivables due from CFAW primarily represent amounts due to the Company for repossessed vehicles sold to CFAW, for certain finance receivables agreed to be repurchased by CFAW and for certain cash disbursements agreed to be reimbursed by CFAW.

      The Company has extended a revolving credit facility to CFAW in an amount not to exceed $2,500,000 which is secured by certain motor vehicles. The agreement expires December 31, 2004 with interest accruing at 18% annually which is due monthly. At December 31, 1994, $429,096 was outstanding.

      The Company has entered into agreements with three of the shareholders and the placement agent for the private offering to compensate these parties for their efforts in developing financing facilities and increasing and managing the finance receivables portfolios. These advisory fees were based on a percentage of assets until the shareholders' agreements were amended on October 26, 1994, to provide for warrants to be granted monthly commencing October 1, 1994, to purchase 55,000 shares of Class A Common Stock at an exercise price of $4.00 per share. See note 10 for a description of future commitments related to such advisory fees, including those which are part of certain employment agreements. The agreement with the placement agent was terminated as of October 1, 1994 for a cancellation fee of $170,079.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

      In 1994, in general, defaulted installment contracts with less than 10% paid by the customer as a down payment in cash, cash value of a trade-in or payments made pursuant to a down payment loan, were repurchased by CFAW from the Company at 80% of the finance receivables' face values, provided that the repurchase price did not exceed the amount originally paid to CFAW by the Company.

      In 1993, in general, if a borrower failed to pay off his down payment loan, CFAW agreed to repurchase the related finance receivables from the Company at 80% of finance receivables' face values. In 1994 and 1993, contracts repurchased by CFAW were approximately $1,226,000 and $1,773,000, respectively.

(10)  Commitments and Contingencies

      The Company has employment agreements with two of its executive officers who are also shareholders. One agreement has an initial term through 1998 and calls for the officer to be paid an annual base salary in addition to an annual amount equal to .5% of the assets of the Company, calculated monthly plus an amount payable monthly for asset growth equal to .5% of the difference between the assets on the last day of the preceding month and the assets on the last day of the current month. The other employment agreement has an initial term through 2003 and stipulates the officer to be paid an annual amount equal to 1.5% of the assets of the Company, calculated monthly. Both agreements were amended on October 26, 1994 to provide for monthly compensation to be provided in the form of warrants to purchase 35,000 shares of Class A Common Stock during the period from October 1, 1994 through September 30, 1995. Subsequent to September 30, 1995, the salary computations will revert to the pre-October 1, 1994 calculation; however, the agreement expiring in 1998 cannot exceed $5,000 per month and the agreement expiring in 2003 cannot exceed $30,000 per month.

      In addition to the fees included in the employment agreements discussed above, the Company is committed to pay a shareholder an annual advisory fee of 1% of the assets of the Company calculated quarterly through 1998, except during the period from October 1, 1994 through September 30, 1995, the shareholder will receive monthly consideration for services in the form of warrants to purchase 20,000 shares of Class A Common Stock. Subsequent to September 30, 1995, the advisory fee will revert to the pre-October 1, 1994 calculation; however, such fee cannot exceed $20,000 per month.

(11)  Subsequent Events

      (a)  Sale of Company

           On December 6, 1995,  the  Company is  expected to sign an  agreement with a wholly owned subsidiary of AutoInfo, Inc. (AutoInfo), whereby AutoInfo will acquire substantially all of the assets of the Company and a covenant not to compete (excluding certain receivables from CFAW) for $3,625,000, payable in cash of $2,025,000 and a Junior Subordinated Note in the principal amount of $1,600,000, plus the assumption of specified liabilities, including all notes payable and convertible subordinated debt.

           Immediately prior to the closing, all of the shares of stock of the Company not owned by Falk Holding Corp. will be redeemed by the Company in exchange for liabilities of $5,251,000 which will also be assumed by AutoInfo.

                           FALK FINANCE COMPANY, INC.
                 (formerly known as Falk Finance Company, L.C.)

                          Notes to Financial Statements

      (b)  Threatened Shareholder Litigation

           Contemporaneously with the completion of the Company's private placement of its Class A nonvoting common stock in 1993, the Company entered into a number of agreements which, among other things, provided for the manner in which the Company would purchase automobile finance receivables from CFAW and restricted the ability of the Company to engage in transactions with affiliates.

           Certain shareholders of the Company disagreed with CFAW and other affiliates as to whether defaults have occurred under such agreements, and the amount of financial damage, if any, caused by such defaults. On August 31, 1995, in an effort to avoid the expense that would be associated with litigation, the Company entered into a Standstill Agreement with CFAW and certain other affiliates and certain shareholders of the Company.

           Under the terms of the Standstill Agreement, the parties acknowledged and agreed that it was their intention for the Company to enter into a sale transaction (see note 11(a)) and until the earlier of December 16, 1995 or the date of final closing, certain shareholders agreed to forebear in the commencement of litigation against any of the other parties to the agreement. In addition, simultaneously with the final closing on the sale of substantially all assets of the Company, all parties to the Standstill Agreement will execute mutual releases and waivers regarding any legal action.

                           FALK FINANCE COMPANY, INC.
                                  Balance Sheet
                                November 30, 1995
                                   (Unaudited)

                  Assets

Cash                                                               $     36,706
Finance receivables                                                  26,281,856
Other receivables                                                     1,445,861
Repossessed assets                                                      746,908
Property and equipment                                                  633,815
Organization and debt issuance costs                                    305,172
Defferred income taxes                                                  704,793
Other assets                                                            386,674
                                                                   ------------
                  Total assets                                     $ 30,541,785
                                                                   ============
         Liabilities and Shareholders' Equity

Notes payable                                                      $ 23,175,615
Accounts payable and accrued liabilities                                816,720
Convertible subordinated debt                                         4,900,000
                                                                   ------------
                  Total liabilities                                  28,892,335
                                                                   ------------
Shareholders' equity
     Common stock, class A non-voting, no par value,
         20,000,000 shares authorized, 3,200,000
         shares outstanding                                           3,788,023
     Common stock, class B voting, no par value,
         1,000,000 shares authorized, 500,000 shares
         outstanding                                                    357,894
Retained earnings (deficit)                                          (2,496,467)
                                                                   ------------
                  Total shareholders' equity                          1,649,450
                                                                   ------------
         Total liabilities and shareholders' equity                $ 30,541,785
                                                                   ============

                           FALK FINANCE COMPANY, INC.
                Statement of Loss and Retained Earnings (Deficit)
               For the Eleven Month Period Ended November 30, 1995
                                   (Unaudited)

Interest income:
     Interest and fee income                                         $6,513,732
     Interest Expense                                                 2,695,021
                                                                     ----------
       Interest income before provision for credit loses              3,818,711

Provision for credit losses                                           2,672,618
                                                                     ----------
Net interest income                                                   1,146,093
                                                                     ----------
Insurance commission and other income, net                               71,581
                                                                     ----------
Other expenses:
     Salaries and fringe benefits                                     1,625,843
     General and administrative                                       1,139,518
     Depreciation and amortization                                      120,937
                                                                     ----------
         Total other expenses                                         2,886,298
                                                                     ----------
Loss before income taxes                                             (1,668,624)

Income taxes                                                               --
                                                                     ----------
Net loss                                                             (1,668,624)

Deficits, beginning of year                                            (787,143)

Dividends declared to shareholders                                       40,700
                                                                     ----------
Deficit, end of year                                                 ($ 614,124)
                                                                     ----------
Per share information:
     Weighted average number of common shares
       outstanding                                                    3,700,000
                                                                     ----------
     Loss per share                                                  ($     .45)
                                                                     ----------

                           FALK FINANCE COMPANY, INC.
                             Statement of Cash Flows
                  For the Eleven Months Ended November 30, 1995
                                   (Unaudited)

Cash Flows from operating activities
     Net loss                                                      ($ 1,668,624)
                                                                   ------------
     Adjustments to reconcile net income (loss) to net
       cash provided by (used in) operating activities:
     Depreciation and amortization                                      120,937
     Provision for credit losses                                      2,672,618
     Changes in assets and liabilities relating to
         Operating activities:
                  Other receivables                                   1,062,617
                  Repossessed assets                                     73,845
                  Other assets                                         (368,872)
                  Deferred income taxes                                (155,101)
                  Accounts payable and accrued liabilities              332,969
                                                                   ------------
     Total Adjustments                                                3,739,013
                                                                   ------------
Net cash provided by (used in) operating  activites                   2,070,389
                                                                   ------------
Cash flows from investing activities:
     Finance receivables acquired                                   (18,017,092)
     Principal collected on finance receivables                       7,239,987
     Proceeds from repurchased finance receivables and sale of
       repossessed vehicles                                           3,456,473

Purchase of property and equipment                                     (269,345)
                                                                   ------------
Net cash used in investing activities:                               (7,589,977)
                                                                   ------------
Cash flows fron financing activities:
     Net proceeds from revolving loans                                3,562,590
     Dividend and distributions paid to members                         (40,700)
                                                                   ------------
Net cash provided by financing activities                             3,521,890
                                                                   ------------
Net increase in cash                                                 (1,997,698)

Cash at beginning of year                                             2,034,404
                                                                   ------------
Cash at end of year                                                $     36,706
                                                                   ============

                                 AUTOINFO, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AT NOVEMBER 30, 1995

                                            Historical         Adjustments          Pro Forma
                                            ----------         -----------          ---------
                                                                   (1)
Assets
Current Assets
  Cash                                     $    185,913       $    421,716        $    607,629
  Short-term investments                     33,413,474         (5,999,650)         27,413,824
  Accounts receivable                            54,744         24,409,269          24,464,013
  Other current assets                          261,345            561,486             822,831
                                           ------------       ------------        ------------
      Total current assets                   33,915,476         19,392,821          53,308,297
Property and equipment, net                      39,893            200,000             239,893
Goodwill and other
  intangibles, net                                    0         13,916,520          13,916,520
                                           ------------       ------------        ------------
                                           $ 33,955,369       $ 33,509,341        $ 67,464,710
                                           ------------       ------------        ------------

Liabilities and stockholders' equity
Current liabilities
  Current portion of long-term debt        $     54,159       $ 22,919,778        $ 22,973,937
  Accounts payable and
    accrued liabilities                       1,072,941            558,563           1,631,504
                                           ------------       ------------        ------------
      Total current liabilities               1,127,100         23,478,341          24,605,441
Long-term debt                                2,000,000          10,031,00          12,031,000
Stockholders' equity                         30,828,269               --            30,828,269
                                           ------------       ------------        ------------
                                           $ 33,955,369       $ 33,509,341        $ 67,464,710
                                           ------------       ------------        ------------

                            See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                                           AUTOINFO, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                   FOR THE YEAR ENDED MAY 31, 1995

                                                                        Minus              Add
                                                                      Pro Forma         Pro Forma
                                                                       Disposed          Acquired
                                                    Historical         Business          Business         Pro Forma
                                                   ------------      ------------      ------------      ------------
                                                                       (A) (E)            (B) (F)
Revenues                                           $  4,797,531      ($ 3,767,103)     $  6,543,285      $  7,573,713
                                                   ------------      ------------      ------------      ------------
Operating Expenses:
  Interest espense                                         --                --           2,417,001         2,417,001
  Provision for loan losses                                --                --           2,735,465         2,735,465
  System and support costs                            1,992,881        (1,992,881)                0                 0
  Salaries and employee benefits                      2,057,496        (1,351,968)        1,524,671         2,230,199
  Selling, general and administrative                 1,657,672          (499,421)        1,421,825         2,580,076
  Depreciation and amortization                         413,926          (388,768)          920,444           945,602
                                                   ------------      ------------      ------------      ------------
      Total operating expenses                        6,121,975        (4,233,038)        9,019,406        10,908,343
                                                   ------------      ------------      ------------      ------------
                                                   ------------      ------------      ------------      ------------
Income (loss) from operations                        (1,324,444)          465,935        (2,476,121)       (3,334,630)
                                                   ------------      ------------      ------------      ------------
Other (income) expenses:
  Interest income                                      (568,449)              182              --            (568,267)
  Interest expense                                      315,908                 0              --             315,908
  Write-off Computerlogic                             1,804,256                 0              --           1,804,256
  Minority interest in net loss of partnership          (67,133)           67,133              --                   0
                                                   ------------      ------------      ------------      ------------
      Total other (income) and expenses               1,484,582            67,315                 0         1,551,897
                                                   ------------      ------------      ------------      ------------
Income (loss) before income taxes                    (2,809,026)          398,620        (2,476,121)       (4,886,527)
Provision for (benefit from) income taxes              (634,623)          302,343          (990,448)       (1,322,728)
                                                   ------------      ------------      ------------      ------------
Income (loss) from continuing operations             (2,174,403)           96,277        (1,485,673)       (3,563,799)
Income from discontinued operations, net              1,614,936              --                --           1,614,936
Gain on sale of discontinued operations, net          8,885,688              --                --           8,885,688
                                                   ------------      ------------      ------------      ------------
Net income (loss)                                  $  8,326,221      $     96,277      ($ 1,485,673)     $  6,936,825
                                                   ============      ============      ============      ============
Net income (loss) per share
  Continuing operations                                  ($0.29)                                               ($0.48)
  Discontinued operations                                  0.22                                                  0.22
  Gain on sale of discontinued operations                  1.19                                                  1.19
                                                   ------------                                          ------------
                                                          $1.12                                                 $0.94
                                                   ------------                                          ------------
Weighted average number of common and
  common equivalent shares                            7,410,548                                             7,410,548
                                                   ------------                                          ------------

                            See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                                                           AUTOINFO, INC.
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                             FOR THE SIX MONTHS ENDED NOVEMBER 30, 1995
                                                                                                     Add
                                                                                                  Pro Forma
                                                                                                   Acquired
                                                                             Historical             Business             Pro Forma
                                                                            -----------           -----------           -----------
                                                                                                    (C) (D)

Revenues                                                                    $   382,843           $ 3,725,939           $ 4,108,782
                                                                            -----------           -----------           -----------
Operating Expenses:
  Interest expense                                                                                  1,460,008             1,460,008
  Provision for loan losses                                                                           672,618               672,618
  Salaries and employee benefits                                                376,594               931,970             1,308,564
  Selling, general and administrative                                           648,812               558,861             1,207,673
  Depreciation and amortization                                                   7,499               482,390               489,889
                                                                            -----------           -----------           -----------
    Total operating expenses                                                  1,032,905             4,105,847             5,138,752
                                                                            -----------           -----------           -----------
Loss from operations                                                           (650,062)             (379,908)           (1,029,970)
Other (income) expenses:
  Interest income                                                              (773,202)                                   (773,202)
  Interest expense                                                             (134,467)                                   (134,467)
  Write-off Computerlogic                                                       118,964                                     118,964
                                                                            -----------           -----------           -----------
    Total other (income) and expenses                                          (788,705)                    0              (708,705)
                                                                            -----------           -----------           -----------
Income (loss) before income taxes                                               138,643              (379,908)             (241,265)
Provision for (benefit from) income taxes                                      (233,485)             (151,963)             (385,448)
                                                                            -----------           -----------           -----------
Income (loss) from continuing operations                                        372,128              (227,945)              144,183
Income (loss) from discontinued operations, net                                 (28,190)                                    (28,190)
Gain on sale of discontinued operations, net                                    296,839                                     296,839
                                                                            -----------           -----------           -----------
                                                                            -----------           -----------           -----------
Net income (loss)                                                           $   640,777           $  (227,945)          $   412,832
                                                                            ===========           ===========           ===========
Net income per share
  Continuing operations                                                           $0.05                                       $0.02
  Discontinued operations                                                          --                                          --
  Gain on sale of discontinued operations                                          0.03                                        0.03
                                                                            -----------                                 -----------
                                                                                  $0.08                                       $0.05
                                                                            -----------                                 -----------
Weighted average number of common and
  common equivalent shares                                                    7,768,953                                   7,768,953
                                                                            -----------                                 -----------



                            See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AT NOVEMBER 30, 1995 AND FOR THE YEAR ENDED MAY 31, 1995 AND THE
                      SIX MONTHS ENDED NOVEMBER 30, 1995.


Balance Sheet

(1) To record the use of Cash for the Transaction (including related direct costs and expenses) and to record the assets purchased and liabilities assumed by the Company.

Statements of Operations

(A) To eliminate Revenue and Operating expenses relating to the disposition in July 1995 of the operating assets of the Company's Insurance Inspection Division for the period June 1, 1994 to May 31, 1995. Such expenses have been limited to direct operating expenses attributable to such business and do not include any allocation of corporate or administrative costs.

(B) To record Revenue and Operating Expenses of the acquired business and the amortization of Goodwill and other intangible assets associated with the Transaction for the period June 1, 1994 to May 31, 1995.

(C) To record Revenue and Operating Expenses of the acquired business and the amortization of Goodwill and other intangible assets associated with the Transaction for the period June 1, 1995 to November 30, 1995.

(D) The Company has not recorded the estimated reduction in income from the use of Cash for the Transaction for the period June 1, 1994 to November 30, 1995.

(E) The Company has not recorded the estimated reduction in income from the use of Cash for the Transaction for the period June 1, 1995 to November 30, 1995.

(F) The Company has not recorded any estimated income from the investment of the proceeds from the disposition of the operating assets of its Insurance Inspection Division for the period June 1, 1994 to May 31, 1995.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AUTOINFO, INC.


Date: February 16, 1996         By: /s/ WILLIAM WUNDERLICH
                                    -------------------------------------------
                                    William Wunderlich, Chief Financial Officer